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                                    EXHIBIT D



                              EMPLOYMENT AGREEMENT


                  AGREEMENT dated as of July 30, 1999 by and between UNIVERSAL AMERICAN FINANCIAL CORP. (the "Company") and RICHARD BARASCH ("Executive").

                  WHEREAS, the Company and Executive wish to enter into an agreement relating to the employment of Executive by the Company;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

                  1. Term of Employment.

                           (a) Employment Term. Subject to the provisions of
         Section 8 of this Agreement, Executive shall be employed by the Company for a period commencing on the closing of the transaction (the "Transaction") contemplated by the Share Purchase Agreement between the Company and Capital Z Financial Services Fund II, L.P. (the "Commencement Date") and ending on third anniversary of the Commencement Date (the "Employment Term"), on the terms and subject to the conditions set forth in this Agreement. Notwithstanding the preceding sentence, the Employment Term shall be automatically extended for an additional one-year period, unless the Company or Executive provides the other party hereto 6 months prior written notice before the expiration of the Employment Term that the Employment Term shall not be so extended. "Employment Term" shall include any extension that becomes applicable pursuant to the preceding sentence.

                  2. Position.

                           (a) During the Employment Term, Executive shall serve as the Company's Chairman of the Board of Directors and Chief Executive Officer. In such position, Executive shall have the powers, duties and responsibilities which are customary for a Chairman and Chief Executive Officer of a corporation of the size, type and nature of the Company, and shall report exclusively to the Board of Directors of the Company (the "Board").

                           (b) During the Employment Term, Executive will devote his full business time to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board. Nothing contained herein shall preclude Executive from (i) serving on
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         corporate, civic and charitable boards or committees and (ii) managing his personal investments; provided that none of the activities set forth in clauses (i) and (ii) interfere in any material respect with the performance of Executive's employment hereunder or conflict in any material respect with the business of the Company.

                  3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $475,000, payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such annual increases in his Base Salary, if any, as may be determined in the sole discretion of the Board.

                  4. Bonus.

                           (a) For fiscal year 1999, the Executive shall be eligible to earn a target annual bonus ("Bonus") equal to (i) for the period prior to the Commencement Date, a pro rated bonus based on the existing Company executive bonus plan plus (ii) the product of Base Salary times a fraction, the numerator of which is the number of days from the Commencement Date through the end of such fiscal year and the denominator of which is 365 and shall be based on the achievement of goals established in good faith by the Board in consultation with Executive; provided, however, that if such goals are not established such amount shall be determined by reference to the existing Company executive bonus plan; provided, further, that with respect to any Bonus over 100% of Base Salary, the Company shall use its best efforts to structure such Bonus to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Bonus is not so structured, the portion of the Bonus payment not deductible by the Company shall be deferred, on terms reasonably satisfactory to Executive, until such time as it shall be fully deductible by the Company.

                           (b) With respect to each fiscal year during the Employment Term, commencing with 2000, Executive shall be eligible to earn a Bonus based two-thirds upon the Company's operating performance results and one-third on individual performance goals (the "Targets"). The financial Target shall be established in good faith by the Board in consultation with Executive. If the Targets are satisfied, Executive's Bonus shall be 100% of Base Salary (the "Target Bonus"); provided that, based on criteria established by the Compensation Committee, the Executive has an opportunity to earn a maximum Bonus of up to 200% of Base Salary; provided, further, that with respect to any Bonus over 100% of Base Salary, the Company shall use its best efforts to structure such Bonus to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Code. If the Bonus is not so structured, the portion of the Bonus payment not deductible by the Company shall be deferred, on terms reasonably satisfactory to Executive, until such time as it shall be fully deductible by the Company.

                           (c) Subject to Section 4(a) and (b) above, as soon as practicable after the end of the fiscal year (but in no event later than 45 days after the end of the fiscal year),
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         the Bonus shall be paid (i) 50% in cash and (ii) 50% in shares of the common stock, par value $1.00 per share, of the Company issued by the Company ("Shares") based on the Market Value (as defined below) of the Shares on the date of issuance. For purposes of this paragraph, "Market Value" means the 20-day average of the closing price of the Shares on Nasdaq or, if the Shares are not then-traded on Nasdaq, on such other national stock exchange on which the Shares are principally traded.


                  5. Equity Arrangements.

                           (a) The Executive shall be entitled to an initial grant on the Commencement Date (the "Initial Grant") of stock options to purchase 600,000 Shares (the "Options"). The Options shall be granted at $3.15, adjusted pursuant to Section 1.6 of the Share Purchase Agreement between the Company and Capital Z Financial Services Fund II, L.P. and shall have a 10 year term. Options representing the right to purchase 400,000 Shares shall vest ratably over a five year period, subject to Executive's continued employment with the Company, with 1/5 of such Shares initially granted vesting on the date of grant and each of the first, second, third and fourth anniversaries of the date of grant. Options representing the right to purchase 200,000 Shares shall vest on the seventh anniversary of the grant date but shall become immediately exercisable if Capital Z Financial Services Fund II, L.P. ("Cap. Z") has achieved an internal rate of return on its equity interest in the Company as of the Commencement Date greater than 30% (i) as a result of a transaction in which Cap. Z disposes of at least 50% of its holdings in the Company or (ii) on the fifth anniversary of the Transaction. Except as otherwise provided in this Agreement, all unvested Options shall immediately terminate and expire upon Executive's termination of employment. In addition, the Executive shall be entitled to participate in long-term incentive compensation, equity participation opportunities and all other arrangements on a basis no less favorable to Executive than those arrangements that are generally made available to other senior executives of the Company; provided, that the Compensation Committee of the Board shall not be required to adopt such arrangements; provided, further, that Executive shall not be entitled, pursuant to the foregoing, to any additional grants of stock options or similar opportunities merely because grants are made to certain other senior executives of the Company in special circumstances; e.g. initial grants or special grants upon promotion or exceptional performance.

                           (b) Unless otherwise indicated, references in this Agreement to "stock options" shall mean (i) the options to acquire Shares granted to Executive on December 8, 1998, (ii) the Options and
         (iii) all options to acquire Shares granted to Executive after the date hereof.

                  6. Employee Benefits. During the Employment Term, Executive shall be provided, in accordance with the terms of the Company's employee benefit plans as in effect from time to time, health insurance and short term and long term disability insurance, retirement benefits, vacation and fringe benefits (collectively "Employee Benefits") on the same basis as those benefits are generally made available to other senior executives of the Company.
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                  7. Business Expenses. During the Employment Term, reasonable business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies.

                  8. Termination. Notwithstanding any other provision of this
Agreement:

                           (a) By the Company For Cause or By Executive
         Resignation Without Good Reason.

                                    (i) The Employment Term and Executive's
                  employment hereunder may be terminated by the Company for Cause (as defined below) or by Executive's resignation without Good Reason (as defined in Section 8(c)).

                                    (ii) For purposes of this Agreement, "Cause"
                  shall mean (A) the Executive's willful and continued failure to substantially perform the duties of his position or breach of material terms of his Agreement, after notice (specifying the details of such alleged failure) and a reasonable opportunity to cure; (B) any willful act or omission which is demonstrably and materially injurious to the Company or any of its subsidiaries or affiliates; or (C) conviction or plea of nolo contendere to a felony or other crime of moral turpitude. No act or failure to act will be deemed "willful" (i) unless effected without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interest; or (ii) if it results from any physical or mental incapacity.

                                    (iii) If Executive's employment is
                  terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive
                  (A) any accrued but unpaid Base Salary through the date of termination, (B) the opportunity to exercise vested stock options for 90 days following such termination and (C) such compensation and Employee Benefits, if any, as to which Executive may be entitled under the employee compensation and benefit plans of the Company and any other long-term incentive or equity program. Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this
                  Section 8(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                           (b) Disability, Death or Retirement.

                                    (i) The Employment Term and Executive's
                  employment hereunder shall terminate (A) upon his death, (B) if Executive becomes physically or mentally incapacitated for a period of indefinite duration and is therefore unable for a period of six (6) consecutive months or for an aggregate of eight (8) months in any twelve (12) consecutive month period to perform his duties (such incapacity is hereinafter referred to as "Disability") and (C) upon his Retirement (as defined below). Any question as to the existence of the Disability of
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                  Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. For purposes of this Agreement, "Retirement" shall mean a Participant's voluntary resignation at any time after attaining age 65 (or at any earlier date with the permission of the Board).

                                    (ii) Upon termination of Executive's
                  employment hereunder for death, Disability or Retirement, Executive or his estate (as the case may be) shall be entitled to receive (v) any accrued but unpaid Base Salary through the end of the month in which such termination occurs, (w) a pro rata portion of any Bonus that the Executive would have been entitled to receive pursuant to Section 4 hereof in such year based upon the percentage of the calendar year that shall have elapsed through the date of Executive's termination of employment, payable when such Bonus would have otherwise been payable had the Executive's employment not terminated, (x) the opportunity to exercise vested stock options and Executive's stock options scheduled to vest during the year following such termination (i) in the case of death or Disability, for one year following such termination or (ii) in the case of Retirement, for four years following such termination, (y) a pro rata portion of any long term incentive granted to the Executive and (z) such compensation and Employee Benefits, if any, as to which he may be entitled under the employee compensation and benefit plans and arrangements of the Company. Following such termination of Executives employment due to death, Disability or Retirement, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                           (c) By the Company Without Cause or Resignation by Executive for Good Reason.

                                    (i) The Employment Term and Executive's
                  employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

                                    (ii) For purposes of this Agreement, "Good
                  Reason" shall mean:

                                             (A) Failure to elect Executive as
                           Chairman of the Board or Chief Executive Officer;

                                             (B) assignment of duties to
                           Executive inconsistent with his status as Chairman of the Board and Chief Executive Officer;
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                                             (C) any reduction in Executive's
                           Base Salary, target or maximum bonus opportunity;

                                             (D) Executive's relocation by the
                           Company beyond 35 miles of his current place of employment;

                                             (E) any material breach of the
                           Agreement by the Company;

                                             (F) failure of any successor to all
                           or substantially all of the business of the Company to assume the Agreement; or

                                             (G) notice of nonrenewal given by
                           the Company.

                                    (iii) If Executive's employment is
                  terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive (t) within 30 business days after such termination, any accrued but unpaid Base Salary through the date of termination, (u) within 30 business days after such termination, unpaid Bonus for the fiscal year prior to termination, (v) a pro rata portion of any Bonus that the Executive would have been entitled to receive pursuant to Section 4 hereof in the year of termination based upon the percentage of the calendar year that shall have elapsed through the date of Executive's termination of employment, payable when such Bonus would have otherwise been payable had the Executive's employment not terminated, (w) within 30 business days after such termination, a lump sum payment equal to (A) two times the Executive's Base Salary and (B) the lesser of (i) Executive's Bonus for the fiscal year prior to termination or (ii) Executive's Base Salary; provided that if Executive is terminated at any time prior to the time the Bonus for the year ended December 31, 1999 has been determined, the payment described in clause (B) shall be Executive's Base Salary, (x) continued coverage under the Company welfare benefit plans available to senior executives for a period of 24 months or comparable coverage for such period, (y) accelerated vesting of all equity awards (including, but not limited to, Executive's stock options) and the opportunity to exercise such awards for one year following such termination and (z) such vested compensation and Employee Benefits, if any, as to which Executive may be entitled under the employee compensation and benefit plans and arrangements of the Company.

                                    (iv) If the Executive's employment is
                  terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason within 12 months after a Change in Control (as defined below), Executive shall be entitled to receive, in addition to his entitlements in (iii) above (x) within 30 business days after such termination, an additional lump sum payment equal to two times the Executive's Base Salary and (y) continued coverage under the Company welfare benefit plans available to
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                  senior executives for an additional 12 month period and (z)
                  the value of full vesting of the Executive's account balance under the Company's 401(k) plan.

                                    (v) For purposes of this Agreement, "Change
                  in Control" shall mean:

                                             (A) any Person (as defined in
                           Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d), and shall include a "group" as defined in Section 13(d)) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company immediately prior to the occurrence with respect to which the evaluation is being made) becomes the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act) (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 40% or more of the combined voting power of the Company's or such Significant Subsidiary's then-outstanding securities and is the largest shareholder of the Company;

                                             (B) during any period of two
                           consecutive years, individuals who at the beginning
                           of such period constitute the Board, and any new director (other than a director designated by a
                           Person who has entered into an agreement with the Company to effect a transaction described in clause
                           (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, or partnership, group, associate or other entity or Person other than the Board (the "Continuing Directors"), cease for any reason to constitute at least a majority of the
                           Board;
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                                             (C) the consummation of a merger or
                           consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a
                           "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

                                             (D) the Company disposes of all or
                           substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

                  Notwithstanding the foregoing, the Transaction shall not, in any event constitute a Change of Control.

                           (d) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12(i) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.


                  9. Non-Competition. (a) Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its subsidiaries and accordingly agrees as follows:

                                    (i) During the Employment Term and for a
                  period of two years following the Executive's termination of employment, unless such termination occurs within 12 months after a Change in Control, (the "Restricted Period"), the Executive will not, (i) engage in any business that is in Competition with the business of the Company or its subsidiaries (including, without limitation, businesses which the Company or its subsidiaries have specific plans to conduct in the future and as to which Executive is aware of such planning), (ii) render any services, as an employee or otherwise, to any business in Competition with the business of the

                  Company or its subsidiaries, (iii) acquire a financial interest in any person engaged in any business that is in Competition with the business of the Company or its subsidiaries, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its subsidiaries and their customers and suppliers. For purposes of this Section 9, a business shall be deemed to be in "Competition" with the business of the Company or its subsidiaries if such business substantially involves (i) the provision of any services or financial products provided by the Company or its subsidiaries as a material part of the business of the Company or subsidiary or (ii) the purchase or sale of any property (other than securities purchased for investment) purchased or sold by the Company or subsidiary as a material part of the business of the Company or subsidiary. For the avoidance of doubt, Executive shall not be prohibited from rendering any services to any company (even if such company is engaged in a business which is in Competition with the business of the Company or any of its subsidiaries) if such services relate to a business of the company that is not in Competition with the business of the Company or any of its subsidiaries. For purposes of this Agreement, "subsidiary" means any person that directly or indirectly, through one or more intermediaries, is controlled by the Company.

                                    (ii) Notwithstanding anything to the
                  contrary in this Agreement, the Executive may, directly or indirectly own securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 3% or more of any class of securities of such person.

                                    (iii) During the Restricted Period, the
                  Executive will not, directly or indirectly, solicit or encourage any employee of the Company or its subsidiaries to leave the employment of the Company or its subsidiaries.


                           (b) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  10. Confidentiality. Executive will not at any time (whether during or after his employment with the Company), unless required by a court or administrative agency, disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant.


                  11. Gross Up. (a) In the event (i) it shall be determined that any payment, benefit or distribution, or any acceleration of vesting (or combination thereof) by the Company or one or more trusts established by the Company for the benefit of its employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or under the terms of any other plan, program agreement or arrangement) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (which relates to payments that are contingent on a change in ownership or effective control of, or the ownership of a substantial portion of the assets of, a corporation) or (ii) any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the sum of (x) the Excise Tax on any Payment (other than a Payment resulting from the application of this Section 11) (a "First Round Excise Tax") plus (y) any income taxes (and any interest and penalties imposed with respect thereto) on the portion of the First Round Excise Tax relating solely to the acceleration of Executive's stock options plus (z) any Excise Tax imposed on the portion of the First Round Excise Tax relating solely to the acceleration of Executive's stock options. In determining the portion of the Gross-Up Payment that relates to the acceleration of Executive's stock options, the base amount (as defined in Section 280G(b)(3) of the Code) shall be attributed to such stock options by multiplying the base amount by a fraction, the numerator of which is the value of the acceleration of Executive's stock options included in Executive's "parachute payment" (as defined in Section 280G(b)(2)) and the denominator of which is the sum of all Payments which are considered parachute payments. For example, if the base amount is $100 and the total parachute payment amount is $400 ($200 of which is attributable to the acceleration of options) then the base amount attributed to the options would be $100 times $200/$400 = $50. The total excess parachute payment subject to the Excise Tax would equal $300. The First Round Excise Tax payable on the excess parachute payment would equal $60 (i.e.; $300 times 20%). The excess parachute payment attributed to the acceleration of options would equal $150 (i.e.; $200 - $50). The First Round Excise Tax attributed to the acceleration of options would equal $30 (i.e.; $150 times 20%). Assuming the Executive's marginal federal, state and local income tax rate were 50%, the Company would pay Executive the following: (i) $60 (i.e. the First Round Excise Tax) plus (ii) $15 (i.e.; $30 times .5) (the income taxes on the portion of the First Round Excise Tax attributable to the acceleration of the options) plus (iii) $6 (i.e.; $30 times
 .2) (the Excise Tax on the portion of the First Round Excise Tax attributable to the acceleration of the options).

                           (b) Subject to the provisions of Section 11(c), all determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as shall be mutually agreed to by Executive and the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days after the receipt of notice from Executive or the Company that there has been a Payment, or such earlier time as is requested by either party. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Internal Revenue Service on Executive's behalf when due.

                           (c) As soon as practicable, but in any event within 15 days following Executive's knowledge of such claim, Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. If the Company notifies Executive in writing that it desires to contest such claim, Executive shall cooperate in all reasonable ways with the Company in such contest and the Company shall be entitled to control all proceedings relating to such claim (including the choice of counsel or other representatives); provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 11, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 11(c) hereof, Executive receives any refund with respect to such claim, Executive will promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto).


                  12. Miscellaneous.

                           (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

                           (b) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration held in New York and conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at the time of the arbitration; provided, however, that a dispute that arises under Section 9 may be resolved, at the request of either party, by mediation. The Company shall reimburse Executive's legal fees of one counsel and costs incurred to enforce his rights under this Agreement if the Executive substantially prevails on any dispute or controversy.

                           (c) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                           (d) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                           (f) Assignment. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

                           (g) Mitigation. Executive shall not be required to mitigate damages or the amount of any payment to Executive provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment after termination; provided, however, that any welfare benefits the Executive receives as a result of subsequent employment shall reduce the welfare benefits provided under this Agreement.

                           (h) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                           (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement or such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                           (j) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                           (k) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        /s/ Richard A. Barasch
                                        --------------------------------------
                                        Richard Barasch

                                        --------------------------------------
                                        Address


                                        UNIVERSAL AMERICAN FINANCIAL CORP.


                                        By:  /s/ Robert A. Waegelein
                                           -----------------------------------
                                           Title:  Senior Vice President & CFO
                                           Address